WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


 .@FDSEXCHG.booffffff040002e5004b004b00060001000000000046H(system_attributes
  (version 7)
  (doc_name FDSEXCHG)
  (effectivity 1)
  (icon_x 80)
  (icon_y 560)
  (window_x 0)
  (window_y 0)
  (window_width 866)
  (window_height 313)
  (origin_x -1)
  (origin_y -1)
  (screensize_x 1024)
  (screensize_y 741)
  (screenres_x 75)
  (screenres_y 75)
  (object_flags 6)
  (start_page 1)
  (page_number_type 0)
  (number_pages 0)
  (current_page 0))
(master_attributes)
(attribute_display_list)
(attribute_control "<#0>")
03a0000000003a703420007ffffffff040002e5004b004b00040001000000020045(system_attributes
  (version 7)
  (doc_name EXCHG_FDS_CAT)
  (effectivity 1)
  (icon_x 65)
  (icon_y 58)
  (window_x 0)
  (window_y 0)
  (window_width 935)
  (window_height 834)
  (origin_x -1)
  (origin_y -1)
  (screensize_x 1024)
  (screensize_y 741)
  (screenres_x 75)
  (screenres_y 75)
  (object_flags 4)
  (start_page 1)
  (page_number_type 0)
  (number_pages 2)
  (master_exports components)
  (current_page 0))
(attribute_display_list)
(attribute_control "<#0>")
777 ^sym:clas12^^^(nn^^^^^^^^^^^^((nn^^^^^^^^
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^^^^^^^^^^^^^^J^
